Exhibit 10.10

AMENDED AND RESTATED

STOCK OPTION AWARD AGREEMENT

UNDER THE

THOMPSON CREEK METALS COMPANY INC.
2010 LONG-TERM INCENTIVE PLAN

Name of Participant:	[Name]

Total Number of Shares Subject to the Option:	[ ] shares of common stock of the Company (the “Shares”)

Exercise Price Per Share:	[ ]

Award Date:	[ ]

Type of Option:	Nonqualified Stock Option

Vesting Schedule:

One-Third (1/3) of the Shares subject to the Option will vest immediately on the Award Date and One-Third (1/3) of the Shares subject to the Option will vest on the second and third anniversaries of the Award Date, respectively, subject to you remaining continuously employed or in service to the Company on each such date, as described below:

                 Shares to vest on   [             ]

                 Shares to vest on   [             ]

                 Shares to vest on   [             ]

Expiration Date:	[ ]

This Amended and Restated Stock Option Award Agreement (the “Agreement”) is between Thompson Creek Metals Company Inc. (the “Company”), and you, the Participant named above [and supersedes the Stock Option Award Agreement, dated                , 2010, between the Company and you].  The Company wishes to grant to you an Option, subject to vesting and certain other restrictions as provided in this Agreement, under the Thompson Creek Metals Company Inc. 2010 Long-Term Incentive Plan, as the same may be amended from time to time (the “Plan”).  Accordingly, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and you hereby agree as follows:

1.             Award of Option. The Company hereby grants to you, effective as of the Award Date, an Option (the “Option”) to purchase any part or all of an aggregate of the number of Shares set forth above under “Total Number of Shares Subject to the Option,” upon the terms and conditions set forth in the Plan and this Agreement (as described herein, the “Award”).

2.             Vesting and Exercisability; Termination of Employment or Service to the Company.

(a)           The Option shall become vested and exercisable in such amounts and at such times as are set forth above under “Vesting Schedule”.  The installments provided for in the vesting schedule set forth above are cumulative.  Each such installment which becomes vested and exercisable pursuant to the vesting schedule set forth above shall remain vested and exercisable until it becomes unexercisable under Section 2(c) or Section 3 of this Agreement.

(b)           In the event of a Change of Control, the Administrator may determine, in its sole and absolute discretion, that any of the following may occur:

(i)                                     the Award may be assumed, converted or replaced by the successor or acquiring corporation (if any), which assumption, conversion or replacement will be binding on you;

(ii)                                  the successor or acquiring corporation may substitute equivalent awards or provide substantially similar consideration, shares or other property subject to repurchase restrictions and other provisions no less favorable to you than those which applied to the Award immediately prior to such Change of Control; or

(iii)                               the vesting and settlement of the Award may be accelerated.

Notwithstanding the foregoing, in the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute the Award, as provided above, the vesting of the Award shall be accelerated upon a Change of Control.  For purposes of this Section 2(b), the last paragraph of the definition of “Change of Control” in Section 2(h) of the Plan shall be disregarded.

(c)           Upon a termination of your employment (or other service to the Company, if applicable) for any reason (except as provided in the following sentence), you will forfeit the portion of the Option that is unvested at the time of termination, without any consideration due to you.  Notwithstanding the foregoing sentence, in the event of your termination due to retirement on or after age 62 or termination due to death or total and permanent disability (evidenced by receipt of disability benefits under a Company-sponsored disability plan), the Option shall be vested and fully exercisable as of such termination date.  The portion of the Option that is vested at the time of termination, if any, will remain exercisable for the time periods set forth in Section 3 below.  The term “employment” for purposes of this Agreement, means the performance of services for the Company or an Affiliate as an employee for federal income tax purposes.  You shall be deemed to have terminated employment either upon an actual termination of your performing services for the Company or an Affiliate, or at the time that the Affiliate with which you are employed ceases to be an “Affiliate” under the terms of the Plan.  Your employment with the Company or an Affiliate shall not be deemed to have terminated if you take any military leave, sick leave, or other bona fide leave of absence approved by the Company or the Affiliate, as applicable, regardless of whether pay is suspended during such leave.  Whether you have experienced a termination of employment will be determined by the Compensation and Governance Committee of the Board of Directors (the “Committee”), in its sole discretion.

3.             Expiration of Option. The Option may not be exercised to any extent by anyone after, and shall be cancelled upon, the first to occur of the following events:

(a)           The Expiration Date set forth above;

(b)           The expiration of three (3) months from the date of a termination of your employment by the Company or an Affiliate (or other termination of service to the Company, if applicable) for any reason other than for Cause or death or total and permanent disability (as defined below);

(c)           The expiration of twelve (12) months from the date of a termination of your employment by reason of your death or total and permanent disability (evidenced by receipt of disability benefits under a Company-sponsored disability plan); or

(d)           The date your employment or service with the Company or an Affiliate terminates by reason of a termination for Cause.

4.             Exercise of the Option.

(a)           Persons Eligible to Exercise.  During your lifetime, only you (or your permitted transferee, as described in Section 7 below) may exercise the Option or any portion thereof. After your death, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 2(c) or Section 3 of this Agreement, be exercised by your personal representative or by any person empowered to do so under your will or under the then applicable laws of descent and distribution.

(b)           Partial Exercise.  Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 2(c) or Section 3 of this Agreement.  The Option shall not be exercised for fractional Shares.

(c)           Manner of Exercise. The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Plan’s administrator (currently Solium Capital) of all of the following prior to the time when the Option or such portion thereof becomes unexercisable under Section 2(c) or Section 3 of this Agreement:

(i)            An exercise notice electronically or in writing signed by you or any other person then entitled to exercise the Option or portion thereof, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Committee. Such notice shall be substantially in the form attached as Exhibit A to this Agreement (or such other form as is prescribed by the Committee);

(ii)           The receipt by the Company of full payment for the Shares with respect to which the Option or portion thereof is exercised, including payment of any applicable withholding taxes, which may be in one or more of the forms of consideration permitted under Section 5; and

(iii)          In the event the Option or portion thereof shall be exercised under Section 4(a) by any person or persons other than you, appropriate proof of the right of such person or persons to exercise the Option.

5.             Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination thereof:

(a)           by cash, check, or other cash equivalent approved by the Committee; or

(b)           by the tendering of other Shares to the Company in exchange for the Company’s reducing the number of Shares issuable upon the exercise of the Option.

The Committee shall determine acceptable methods for tendering Shares to exercise an Option under the Plan and may impose such limitations and prohibitions on the use of Shares to exercise Options as it deems appropriate.  Tendering of previously owned Shares shall not be available to optionholders who are Canadian taxpayers.

6.                 Conditions to Issuance of Shares. The Company shall not be required to issue or deliver any Shares purchased upon the exercise of the Option or portion thereof prior to (i) the receipt by the Company of full payment for such Shares, including payment of any applicable withholding tax, which, in the discretion of the Committee, may be in one or more of the forms of consideration permitted under Section 5, and (ii) the satisfaction of the Company of any of the conditions or requirements set forth in Section 10(c) of this Agreement.

7.                 Rights as Stockholder. You shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any Shares purchasable upon the exercise of any part of the Option unless and until such Shares shall have been issued by the Company to you (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).  No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued.

8.                 Transferability.  The Option may not be sold, pledged, assigned or transferred in any manner unless and until the Shares underlying the Option have been issued and all restrictions applicable to such Shares have lapsed. Notwithstanding the foregoing, the Option may be transferred (a) by will or the laws of descent and distribution or (b) in the Committee’s discretion to a person or trust or partnership designated by you, only if, in each case, the transferee executes a written consent to be bound by the terms of this Agreement.  Except as described in this Section 8, neither the Option nor any interest or right therein shall be liable for your debts, contracts or engagements or your successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect.

9.             Taxes.

(a)           You acknowledge that you will consult with your personal tax advisor regarding the federal, state, and local tax consequences of the Award and/or exercise of the Option and any other matters related to the Option.  You are relying solely on your advisors and not on any statements or representations of the Company or any of its agents, and you understand that you are responsible for your own tax liability that may arise as a result of the Option or any other matters related to the Option and this Agreement.

10.               General Provisions.

(a)           Interpretations.  This Agreement is subject in all respects to the terms of the Plan.  A copy of the Plan is available upon your request.  Terms used herein which are defined in the Plan shall have the respective meanings given to such terms in the Plan, unless otherwise defined herein.  In the event that any provision of this Agreement is inconsistent with the terms of the Plan, the terms of the Plan shall govern.  Any question of administration or interpretation arising under this Agreement shall be determined by the Committee administering the Plan, and such determination shall be final, conclusive and binding upon all parties in interest.

(b)           No Right to Employment or Continued Service.  In consideration of the grant of the Option by the Company, you agree to render faithful and efficient services to the Company and its Affiliates. Nothing in the Plan or this Award Agreement shall confer upon you any right to continue in the employ or service of the Company or any Affiliate or shall interfere with or restrict in any way the rights of the Company and its Affiliates, which rights are hereby expressly reserved, to discharge or terminate your services at any time for any reason whatsoever, with or without Cause (as defined in the Plan), except to the extent expressly provided otherwise by applicable law or in a written agreement between you and the Company or its Affiliates.

(c)           Securities Matters.  The Company shall not be required to issue or deliver any Shares until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.  You acknowledge that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Shares are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

(d)           Headings.  Headings are given to the sections and subsections of this Agreement solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision hereof.

(e)           Saving Clause.  If any provision(s) of this Agreement shall be determined to be illegal or unenforceable, such determination shall in no manner affect the legality or enforceability of any other provision hereof.

(f)            Section 409A.  It is intended that this grant will be exempt from Section 409A of the Internal Revenue Code as a “stock right”.  This Award Agreement and all related documentation are designed, and shall be interpreted and administered, to this effect.  However, nothing in the Agreement shall be construed to result in a guarantee of this tax treatment, and you shall be responsible for all of your federal, state and local taxes (and any related liabilities). This Section 10(f) does not create an obligation on the part of the Company to modify the Plan or this Agreement and does not guarantee that the Option or the Shares delivered hereunder will not be subject to taxes, interest and penalties under Section 409A.

(g)           Governing Law.  The internal law, and not the law of conflicts, of the State of Colorado will govern all questions concerning the validity, construction and effect of this Agreement.  All actions or proceedings arising out of, or related to, this Agreement shall be brought only in an appropriate federal or state court in Colorado and the parties hereby consent to the jurisdiction of such courts over themselves and the subject matter of such actions or proceedings.

(h)           Notices.  You should send all written notices regarding this Agreement or the Plan to the Company at the following address:

Thompson Creek Metals Company Inc.

26 West Dry Creek Circle, Suite 810

Littleton, CO 80120

Attn:   General Counsel

(i)            Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(j)            Benefit and Binding Effect.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, permitted assigns, and legal representatives.  The Company has the right to assign this Agreement, and such assignee shall become entitled to all the rights of the Company hereunder to the extent of such assignment.

IN WITNESS WHEREOF, the Company by one of its duly authorized officers has executed this Agreement as of the day and year first above written.

THOMPSON CREEK METALS COMPANY INC.

By:

Its:

Please indicate your acceptance of the terms and conditions of this Agreement by signing in the space provided below and returning a signed copy of this Agreement to the Company. IF A FULLY EXECUTED COPY OF THIS AGREEMENT HAS NOT BEEN RECEIVED BY THE COMPANY, THE COMPANY SHALL REVOKE ALL OPTIONS GRANTED TO YOU, AND AVOID ALL OBLIGATIONS UNDER THIS AGREEMENT.

The undersigned hereby accepts, and agrees to, all terms and provisions of this Agreement.

By:
[Name]

EXHIBIT A

To Stock Option Award Agreement

Form of Exercise Notice

Effective as of today,                           , 20      , I, the undersigned, hereby elect to exercise the option to purchase the number of shares of common stock specified below (the “Shares”) of Thompson Creek Metals Company Inc. (the “Company”), under and pursuant to the Thompson Creek Metals Company Inc. 2010 Long-Term Incentive Plan (the “Plan”) and the Stock Option Award Agreement dated as of                            (the “Option Agreement”). Capitalized terms used herein without definition shall have the meanings given in the Plan and, if not defined in the Plan, the Option Agreement.

Award Date:

Number of Shares as to which Option is Exercised:

Exercise Price per Share:

Total Exercise Price:

Payment delivered: (Representing herewith: the full Exercise Price for the Shares, as well as any applicable withholding tax)	$

Form of Payment:	(Please Specify)

I acknowledge that I have received, read and understood the Plan and the Option Agreement. I agree to abide by and be bound by their terms and conditions.  I understand that I may suffer adverse tax consequences as a result of my purchase or disposition of the Shares. I represent that I have consulted with any tax consultants that I deem advisable in connection with the purchase or disposition of the Shares and that I am not relying on the Company for any tax advice. The Plan and Option Agreement are incorporated herein by reference. This Agreement, the Plan and the Option Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and me with respect to the subject matter hereof.

DATED this                        day of                                , 20         .

By:	Accepted:

(Please Print)
Authorized Company Representative

Signature	Title